THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 53
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: December 27, 2004
Issue Date: December 30, 2004
The date of this Pricing Supplement is December 27, 2004

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGT8                 5.55%                12/15/2029   100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
--------------------------------------------------------------------------------------------------------------------------
   First          First
 Interest       Interest                                                                       Aggregate
  Payment        Payment    Survivor's                                                         Principal
   Date           Amount      Option     Yes/No        Date and Terms of Redemption              Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   6/15/2005     $25.44         Yes       Yes    Commencing on 12/15/2009 and on the 15th      $1,891,000     $1,843,725
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par at
                                                 the option of the Company on ten calendar
                                                 days notice.
--------------------------------------------------------------------------------------------------------------------------

                                                   ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.